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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of F.N.B. Corporation for the registration of 833,595 shares of its common stock and to the incorporation by reference therein of our report dated June 30, 1999, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries included in its Current Report on Form 8-K dated July 2, 1999, filed with the Securities and Exchange Commission.


                                /s/ ERNST & YOUNG LLP

                                ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
February 22, 2000